UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2018

Kraton Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34581	20-0411521
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15710 John F. Kennedy Blvd., Suite 300
Houston, TX 77032
(Address of principal executive offices, including zip code)
281-504-4700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On May 14, 2018, Kraton Corporation (the “Company”) announced the commencement by its wholly-owned subsidiaries, Kraton Polymers LLC (“Kraton LLC”) and Kraton Polymers Capital Corporation (together with Kraton LLC, the “Issuers”), of a cash tender offer (the “Tender Offer”) to purchase any and all of the Issuers’ outstanding 10.500% Senior Notes due 2023 (the “10.5% Senior Notes”). In connection with the Tender Offer, the Issuers intend to call for redemption any 10.5% Senior Notes that remain outstanding following the Tender Offer in accordance with their terms.
Concurrently with the commencement of the Tender Offer, the Company has also announced (i) the commencement of an offering (the “Notes Offering”) by the Issuers of €290.0 million in aggregate principal amount of senior notes due 2026 (the “New Notes”) and (ii) its intention for Kraton LLC to borrow an additional $90.0 million in incremental U.S. dollar denominated term loans (the “Incremental Term Loans”) under the Company’s existing senior secured term loan facility (the “Term Loan Facility”) on terms substantially similar to the U.S. dollar denominated term loans currently outstanding under the Term Loan Facility, in each case, subject to customary conditions.
The Company intends to use the net proceeds from the Notes Offering and the borrowings of the Incremental Term Loans, together with borrowings under the Company’s asset-based revolving credit facility and/or cash on hand, to pay the consideration and accrued and unpaid interest in connection with the Tender Offer, and fees and expenses for the refinancing.
A copy of the press release announcing the commencement of the Tender Offer is filed herewith as Exhibit 99.1 and is incorporated by reference herein. A copy of the press release announcing the Notes Offering and Incremental Term Loans is filed herewith as Exhibit 99.2 and is incorporated by reference herein.
The New Notes and the related subsidiary guarantees have not been registered under the Securities Act of 1933, as amended, and may not be offered in the United States absent registration or an applicable exemption from registration requirements.
This report does not constitute an offer to sell or the solicitation of an offer to purchase any of the foregoing securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation, sale or purchase would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. This report also does not constitute an offer to purchase any 10.5% Notes or notice of redemption under the optional redemption provisions of the indenture governing any series of notes.

Item 9.01	Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 14, 2018, announcing the commencement of the Tender Offer.
99.2	Press Release, dated May 14, 2018, announcing the Notes Offering and Incremental Term Loans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KRATON CORPORATION

Date:	May 14, 2018	/s/ Stephen E. Tremblay
Stephen E. Tremblay
Executive Vice President and Chief Financial Officer